EXHIBIT No. (1)

                              ARTICLES OF AMENDMENT

     PEOPLES INDEX FUND, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by striking Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

                 "SECOND:  The name of the
                  corporation (hereinafter called the
                 'corporation')is Dreyfus Index Funds, Inc."

     SECOND: The Charter of the Corporation is hereby amended further to redesignate the issued and unissued shares of Common Stock of the Corporation as Dreyfus S&P 500 Index Fund.

     THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     FOURTH: These Articles of Amendment were approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Peoples Index Fund, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, on the 26th day of June, 1997.

     The undersigned Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                            PEOPLES INDEX FUND, INC.


                       By:_______________________________
                              Elizabeth A. Keeley,
                                 Vice President

WITNESS:


------------------------------------
Mark A. Karpe,
  Assistant Secretary

                             ARTICLES SUPPLEMENTARY

     DREYFUS INDEX FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by four hundred million (400,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of four hundred thousand dollars ($400,000), of which two hundred million (200,000,000) shares shall be classified as shares of Dreyfus Small Cap Stock Index Fund and two hundred million (200,000,000) shares shall be classified as shares of Dreyfus International Stock Index Fund (each, a "Fund" and collectively, the "Funds").

     SECOND: The shares of Common Stock of each Fund have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally.

     THIRD: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue two hundred million (200,000,000) shares of stock designated as shares of Dreyfus S&P 500 Index Fund, all of which were shares of Common Stock, having a par value of one-tenth of one cent ($.001) each, and an aggregate par value of two hundred thousand dollars ($200,000).

     FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is six hundred million (600,000,000) shares, all of which are shares of Common Stock, with a par value of one-tenth of one cent ($.001) per share, having an aggregate par value of six hundred thousand dollars ($600,000), of which two hundred million (200,000,000) shares are classified as shares of Dreyfus S&P 500 Index Fund, two hundred million (200,000,000) shares are classified as shares of Dreyfus Small Cap Stock Index Fund and two hundred million (200,000,000) shares are classified as shares of Dreyfus International Stock Index Fund.

     FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law.

     IN WITNESS WHEREOF, Dreyfus Index Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on June 27, 1997.

     The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles are true in all material respects and that this statement is made under penalties of perjury.

                                   DREYFUS INDEX FUNDS, INC.

                                   By: ____________________________________
                                       Elizabeth A. Keeley, Vice President


WITNESS:


--------------------------
Mark A. Karpe,
  Assistant Secretary